Exhibit 28(a)(7)

OFFICER’S CERTIFICATE

I, Pierre Blanchette, Chief Financial Officer of Fiera Capital Series Trust (the “Trust”), do hereby certify that the following resolutions have been adopted by the Board of Trustees of the Trust (the “Board”) at a meeting duly called and held on July 19, 2017 at which a quorum was present and acting throughout:

RESOLVED, that the Fiera Capital Small/Mid-Cap Growth Fund (the “SMID Fund”) be, and hereby is, established as a series of the Trust; and further

RESOLVED, that the Trust’s Amended And Restated Agreement And Declaration of Trust, be, and hereby is, amended to include the SMID Fund and is hereby adopted as the Amended And Restated Agreement And Declaration of Trust, with such further amendments as may be required and approved by the officers of the Trust or counsel; and further

RESOLVED, that any actions taken prior to the date of this resolution by the officers of the Trust, with respect to the creation of the SMID  Fund, including but not limited to causing the prospectus and/or SAI for the SMID Fund to be drafted, be, and each hereby is, ratified and authorized; and that said officers be, and each hereby is, authorized and directed to take any and all actions in the name and on behalf of the SMID Fund or the Trust as shall be necessary or appropriate in connection with establishment of and registration of the SMID  Fund (and its shares of beneficial interest), including but not limited to filing or causing to be filed any amendments to the current registration statement of the Trust; and further

RESOLVED, that the officers of the Trust be, and each hereby is, authorized to do, or cause to be done, all such other acts, and to amend, execute and/or deliver all such instruments and documents, as each officer shall deem necessary or appropriate, to carry out the purpose and intent of the foregoing resolutions; and further

RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the purposes and terms of the foregoing resolutions be, and each hereby is, ratified and authorized on behalf of the Trust and the SMID Fund.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of July, 2017.

/s/ Pierre Blanchette
Pierre Blanchette
Chief Financial Officer